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Exhibit 10.520

CHIRON CORPORATION FINANCE COMMITTEE CHARTER

ROLE

        The Finance Committee (the "Committee") of the Board of Directors (the "Board") of Chiron Corporation ("Chiron") assists the Board in fulfilling its responsibility for oversight with respect to Chiron's capital structure, financing and investment strategies and financial management.

        The chairperson of the Committee, acting in consultation with all committee members that are not otherwise affected by the issue or interest under consideration, and in consultation with such other directors, representatives of management, counsel or other advisors as the chairperson may deem appropriate, may determine from time to time the scope of the Committee's authority under this charter.

MEMBERSHIP AND STRUCTURE

        The Committee shall consist of at least three directors. At least a majority of the members of the Committee shall not be officers or employees of Chiron and shall be free of any relationship that, in the determination of the Board, would interfere with his or her individual exercise of independent judgment.

        Subject to the requirements described above with respect to Committee membership, members of the Committee shall be appointed by the Board in accordance with the Governance Agreement, dated as of November 20, 1994, between Chiron and Novartis AG, as amended (as it may be further amended from time to time, the "Governance Agreement"). Committee members shall serve at the pleasure of the Board. The chairperson shall be appointed by the full Board.

        The Committee shall meet in person or telephonically at least two times a year or more frequently when deemed necessary or desirable by the Committee or its chairperson, at such times and places as the Committee determines.

COMMUNICATIONS/REPORTING

        The Committee may invite such members of management to its meetings as it may deem desirable. The Committee shall perform or cause to be performed and approved by the Committee annually an evaluation of the performance of the Committee of its role under this charter, including the duties and responsibilities set forth below in Annex A. The evaluation shall include consideration of possible amendments to this charter, including the duties and responsibilities set forth in Annex A. The performance evaluation may be conducted in such manner as the Committee deems appropriate, and the result and recommendations shall be reported to the Board by the chairperson or any other member of the Committee. The chairperson shall report in a timely manner on Committee activities to the full Board.

EDUCATION

        Chiron is responsible for providing the Committee with educational resources related to its role and duties and responsibilities, including those with respect to capitalization, financings, investment strategies and any other material as may be requested by the Committee.

AUTHORITY

        In discharging its oversight role, duties and responsibilities, the Committee is empowered to cause and direct the investigation of any matter within its role, with full power to cause independent counsel or other experts or advisors to be retained for this purpose. The Committee may require any officer or employee of Chiron or Chiron's outside lawyers to attend a meeting of the Committee or to meet with any member of or consultants to the Committee and to provide any information requested by the

Committee or its member or consultants. The Committee shall have the full authority of the Board to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the compensation and other terms of engagement of independent consultants, counsel, accountants or other experts or advisors as the Committee deems appropriate in its discretion, without seeking approval of the Board or management. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee shall also have the resources that it deems necessary to discharge its duties and responsibilities.

KEY DUTIES AND RESPONSIBILITIES

        The key duties and responsibilities of the Committee in carrying out its role are delineated in Annex A to the Finance Committee Charter. Annex A will be reviewed annually, and updated if necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices. As the compendium of Committee duties and responsibilities, Annex A will be considered to be incorporated in, and a part of, this charter.

        The Committee may rely on the expertise and knowledge of management, consultants, counsel, advisors and experts in carrying out its oversight responsibilities.

ANNEX A

The following are the key duties and responsibilities of the Committee:

  1.
  To review and make recommendations to the Board about policies and strategies related to Chiron's capital structure, capital formation and capital needs, including but not limited to: (i) total capitalization and relative levels of debt and equity; (ii) the need for capital raising transactions (including both debt, equity, and hybrid securities); (iii) stock repurchases and redemptions or repayments of debt; (iv) pricing related to the issuance or retirement of debt, equity and hybrid securities; and (v) the impact of capital structure on debt ratings, including the relations and positioning with debt rating agencies (i.e. Moody's and Standard & Poor's).

  2.
  To review and make recommendations to the Board concerning Chiron's dividend policy.

  3.
  To review and make recommendations to the Board concerning the advisability of stock splits, reverse splits or similar transactions.

  4.
  To review and make recommendations to the Board about Chiron's short- and long-term financing strategy, including but not limited to anticipated sources and uses of cash in light of, among other things, capital expenditures and mergers, acquisitions and divestiture activities, and its needs for guaranties and credit supports.

  5.
  To review and make recommendations to the Board about financial metrics and measurement options and its effect on capital allocation decisions.

  6.
  To approve deviations to the approved annual capital budget of up to 5% in the aggregate, for projects not representing a strategic change of direction. To authorize the Chair of the Committee to approve cost increases or deviations of up to 10% for individual board-approved capital projects on an urgent or as-needed basis.

  7.
  To review and make recommendations to the Board about borrowings or issuance of debt guarantees by Chiron or any of its subsidiaries outside of existing Board-approved levels; and to review and make recommendations to the Board about pricing of any new issuance of debt or equity securities by Chiron outside of previously-approved programs or guidelines.

  8.
  To review and make recommendations to the Board about Chiron's cash investment strategy, including policy and control procedures and oversight of investment managers and to approve the specific terms and conditions of any investments by Chiron or any of its subsidiaries of cash or cash equivalents outside of approved Investment Policy guidelines.

  9.
  To review and make recommendations to the Board about Chiron's financial risk management policies, including but not limited to: (i) the adequacy of insurance; (ii) policies concerning interest rate risk, foreign exchange risk and the use of derivatives and other hedges; (iii) policies concerning liquidity management; and (iv) policies concerning counterparty risk.

  10.
  To review and make recommendations to the Board about Chiron's tax planning strategies.

  11.
  To review and make recommendations to the Board about Chiron's Investor Relations program.

  12.
  To review and report to the Board on Chiron's compliance with any of the foregoing policies and practices.

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  Exhibit 10.520
CHIRON CORPORATION FINANCE COMMITTEE CHARTER
ROLE
MEMBERSHIP AND STRUCTURE
COMMUNICATIONS/REPORTING
EDUCATION
AUTHORITY
KEY DUTIES AND RESPONSIBILITIES
  ANNEX A